UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report  (Date of earliest event reported)  February 29, 2008

NGP CAPITAL RESOURCES COMPANY
(Exact Name of Registrant as Specified in Charter)

Maryland	814-00672	20-1371499
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1221 McKinney Street, Suite 2975, Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 752-0062

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)           On March 3, 2008, the Registrant announced that, effective February 29, 2008, C. Kent Conine  resigned from his position as an independent director of the Board of Directors of the Registrant (the “Board”), and a member of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee of the Board.  There are no disagreements between Mr. Conine and the Board or management of the Registrant.

The Registrant also announced that on February 29, 2008, the Board appointed Lon C. Kile as a Class II Director to fill the vacant seat created by the resignation of Mr. Conine, which will expire in 2009.  Mr. Kile also has been appointed to the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee of the Board.

The text of the press release issued by the Registrant is attached as an exhibit hereto.

Item 9.01.     Financial Statements and Exhibits

(d)	Exhibits
17.1	Letter from C. Kent Conine dated February 29, 2008.
99.1	Press Release dated March 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGP Capital Resources Company

Date:	March 3, 2008

		By:	/s/ STEPHEN K. GARDNER Stephen K. Gardner Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-17.1	Letter from C. Kent Conine dated February 29, 2008
Ex- 99.1	Press Release dated March 3, 2008